                                                                  EXHIBIT 28
                        COMPUTER SCIENCES CORPORATION

                          REVENUES BY MARKET SECTOR
                               ($ in millions)

                              Fiscal Period Ended              % of Total
                          __________________________       __________________
                            Dec. 29,       Dec. 30,        Dec. 29,  Dec. 30,
                              1995           1994            1995      1994
                          ___________    ___________       ________  ________
THIRD QUARTER

U.S. Federal Government:
     Dept. of Defense     $    252.4     $    198.4           23%       24%
     NASA                       77.6           81.3            7        10
     Civil agencies             82.5           88.1            7        11
                          ___________    ___________       ________  ________
          Total                412.5          367.8           37        45
                          ___________    ___________       ________  ________
Commercial:
     Domestic                  405.2          285.0           37        34
     International             292.7          175.1           26        21
                          ___________    ___________       ________  ________
          Total                697.9          460.1           63        55
                          ___________    ___________       ________  ________

Total revenues            $  1,110.4     $    827.9          100%      100%
                          ===========    ===========       ========  ========

NINE MONTHS

U.S. Federal Government:
     Dept. of Defense     $    700.9     $    588.7           23%       25%
     NASA                      234.1          219.4            8         9
     Civil agencies            233.1          259.8            7        11
                          ___________    ___________       ________  ________
          Total              1,168.1        1,067.9           38        45
                          ___________    ___________       ________  ________
Commercial:
     Domestic                1,118.0          812.2           36        35
     International             795.8          474.4           26        20
                          ___________    ___________       ________  ________
          Total              1,913.8        1,286.6           62        55
                          ___________    ___________       ________  ________
Total revenues            $  3,081.9     $  2,354.5          100%       100%
                          ===========    ===========       ========  ========


                                 Signatures



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                   COMPUTER SCIENCES CORPORATION
                                   Registrant



Date: February 9, 1996      By:/s/ Denis M. Crane
                                   -----------------------------
                                   Denis M. Crane
                                   Vice President and Controller
                                   Chief Accounting Officer